UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): October 5, 2018

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3320 W Woodrow Wilson Ave, Jackson, Mississippi	39209
(Address of principal executive offices)	(Zip Code)

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that Max P. Bowman was named vice president and chief financial officer, effective October 5, 2018. Bowman was also elected to the Company’s Board of Directors at the annual meeting of stockholders held that day in Jackson. Bowman will replace Tim Dawson, whose planned retirement from the Company was effective that day.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on October 5, 2018.

Proposal No. 1: Election of Directors. The following persons were nominated and elected to serve as members of the Board of Directors until our next annual meeting of stockholders and until their successors are elected and qualified.

Nominees for the Board of Directors of the Company:

Names	Votes For	Votes Withheld	Non-Votes
Adolphus B. Baker	73,458,955	11,939,237	3,949,781
Max P. Bowman	79,195,413	6,202,779	3,949,781
Letitia C. Hughes	82,575,010	2,823,182	3,949,781
Sherman L. Miller	79,186,858	6,211,334	3,949,781
James E. Poole	82,614,062	2,784,130	3,949,781
Steve W. Sanders	82,711,350	2,686,842	3,949,781

Proposal No. 2: Ratification of the selection of Frost, PLLC as the independent registered public accounting firm for the Company for fiscal 2019. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
89,138,978	180,284	28,711	0

No other matters were voted upon at the annual meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by the Company on October 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: October 9, 2018	By:	/s/ Max P. Bowman
Max P. Bowman Director, Vice President, and Chief Financial Officer

SIGNATURE PAGE TO FORM 8-K

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